SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2004

(Date of report)

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission file number 0-19649

Delaware (State or other jurisdiction of incorporation or organization)	58-1654960 (I.R.S. Employer identification no.)

4300 West Cypress Street Suite 600

Tampa, FL (Address of principal executive offices)	33607 (Zip code)

(813) 283-7000 (Registrant’s telephone number, including area code)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 11, 2004, the Registrant issued a news release entitled “CHECKERS DRIVE-IN RESTAURANTS, INC. REPORTS FOURTH QUARTER & FISCAL YEAR 2003 RESULTS,” and a copy is being furnished herewith as Exhibit 99.1.

In this earnings release (Exhibit 99.1), Checkers Drive-In Restaurants, Inc. (Checkers) uses the non-GAAP financial measure, Restaurant EBITDA, included as a table in the earnings release to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance.

For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Checkers has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The non-GAAP, Restaurant EBITDA table is presented in the earnings release because management believes that it is of interest to Checkers’ investors, as it is used by management to evaluate the performance of Company-owned restaurants. Checkers defines restaurant EBITDA as restaurant sales less restaurant food and paper costs, restaurant labor, restaurant occupancy expenses and other restaurant operating expenses. Restaurant EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. Restaurant EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or liquidity. This non-GAAP measure has been reconciled to net income, the most directly comparable financial measure calculated in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkers Drive-In Restaurants, Inc. (Registrant)

Date: March 11, 2004	By:	/s/ S. Patric Plumley

Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 11, 2004